UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 20, 2008

THE CAVALIER GROUP
(exact name of registrant as specified in its charter)

Wyoming
(State or other jurisdiction of incorporation)

333127016
(Commission File Number)

98-0463119
(IRS Employer Identification No.)

5728 – 125A Street, Surrey, British Columbia V3X 3G8
(Address of principal executive offices and Zip Code)

604-597-0028
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

As used in this current report, the terms “we”, “us” and “our” refer to The Cavalier Group, a Wyoming corporation.

On January 20, 2008, we entered into a share exchange agreement with United Premier Medical Group, a Cayman corporation, and the shareholders of United Premier Medical Group. Pursuant to the terms of the share exchange agreement, we have agreed to acquire all of the issued and outstanding shares of United Premier Medical Group’s common stock in exchange for the issuance by our company of 42,658,000 shares of our common stock to the shareholders of United Premier Medical Group. A copy of the share exchange agreement is attached hereto as Exhibit 2.1.

Business of United Premier Medical Group

United Premier Medical Group is principally engaged in the business of infrastructure investment in boutique units in hospitals or medical centres of its business partners and providing hospital management and medical consultation services through cooperation with hospitals and medical institutions in the Peoples Republic of China and Macau on one hand and strategic alliances with medical institutions in the United States and experienced healthcare experts and medical consultants on the other hand.

Terms and Conditions of the Share Exchange Agreement

The following is a brief description of the terms and conditions of the share exchange agreement that are material to our company:

1.

The representations and warranties of United Premier Medical Group, it’s shareholders and our company set forth in the share exchange agreement remain true, correct and complete in all respects as of the closing;

2.

All of the covenants and obligations that the respective parties are required to perform or to comply with pursuant to the share exchange agreement at or prior to the closing must have been performed and complied with in all material respects;

3.	United Premier Medical Group and our company having received duly executed copies of all third party consents and approvals contemplated by the share exchange agreement, if any;

4.	United Premier Medical Group and our company having been reasonably satisfied with their due diligence investigations of the other party that is reasonable and customary in a similar transaction;

5.

United Premier Medical Group will have delivered to our company audited financial statements prepared in accordance with United States GAAP and audited by an independent auditor registered with the Public Company Accounting Oversight Board in the United States; and

6.	our company will adopt resolutions appointing nominees of United Premier Medical Group to the board of directors of our company.

The foregoing description of the share exchange agreement is qualified in its entirety by the contents of the share exchange agreement attached as Exhibit 2.1 to this current report.

Due to conditions precedent to closing, including but not limited to those set out above, and the risk that these conditions precedent will not be satisfied, there is no assurance that we will complete the share exchange.

Item 9.01 Financial Statements and Exhibits

2.1

Share Exchange Agreement dated January 20, 2008, among our company, United Premier Medical Group and the selling shareholders of United Premier Medical Group as set forth in the share exchange agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CAVALIER GROUP

/s/ “Gerald W. Williams”

Gerald W. Williams, President

Date: January 22, 2008